UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               E.A.J. Owings, Inc.
                    ------------------ --------------------
                 (Name of small business issuer in its charter)

         Nevada                           9995                    52-2103262
------------------------------  ---------------------------  -------------------

 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

      670 White Plains Road, Suite 120, Scarsdale NY 10583, (914) 725-2700
          (Address and telephone number of principal executive offices)

      670 White Plains Road, Suite 120, Scarsdale NY 10583, (914) 725-2700 (Address of principal place of business or intended principal place of business)

                                  Joseph Fiore
      670 White Plains Road, Suite 120, Scarsdale NY 10583, (914) 725-2700
            (Name, address and telephone number of agent for service)



                                    copy to:

                                RICK DANIELS, ESQ
                          DANIELS MCGOWAN & ASSOCIATES
                        1201 ALLEN MARKET LANE, SUITE 200
                               ST. LOUIS, MO 63104

                                 (314) 621-2728
                               FAX (314) 621-3388

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
     Title of each                                Proposed                   Proposed
  class of securities       Amount to         maximum offering          maximum aggregate           Amount of
    to be registered      be registered      price per security           offering price         registration fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock, $.0005      10,000,000            $ 0.04 *                 $ 400,000.00              $ 106.00
       par value
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                                                       $ 106.00
--------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the Registration Fee. The price of the shares has been determined by Owings on the basis of the par value of the shares issued and outstanding.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               E.A.J. OWINGS, INC.
                              CROSS REFERENCE SHEET

Form SB-2 Item                                                         Caption in Prospectus
                                     PART I

Item 1.  Front of Registration Statement and
              Outside Front Cover of Prospectus........................Front   of   Registration    Statement   and
                                                                       Outside Front Cover of Prospectus
Item 2.  Inside Front and Outside Back Cover
              Pages of Prospectus......................................Inside  Front and  Outside  Back Cover Pages
                                                                       Prospectus
Item 3.       Summary Information and Risk Factors.....................Prospectus Summary; Risk Factors
Item 4.  Use of Proceeds...............................................Use of Proceeds
Item 5.  Determination of Offering Price...............................Not Applicable
Item 6.  Dilution......................................................Not Applicable
Item 7.  Selling Shareholders..........................................Selling Shareholders
Item 8.  Plan of Distribution..........................................Plan of Distribution
Item 9.       Legal Proceedings........................................Business-Legal Proceedings
Item 10. Directors, Executive Officers,
              Promoters and Control Persons............................Management
Item 11. Security Ownership of Certain Beneficial
              Owners and Management....................................Management-Principal  Shareholders
Item 12. Description of Securities.....................................Description of Securities
Item 13. Interest of Named Experts and Counsel.........................Not Applicable
Item 14. Disclosure of Commission Position on
              Indemnification..........................................Indemnification of Officers and Directors
Item 15. Organization Within Last Five Years...........................Certain Transactions
Item 16. Description of Business.......................................Business
Item 17. Management's Discussion and Analysis or
              Plan of Operation........................................Management's   Discussion  and  Analysis  of
                                                                       Financial Conditions and Plan of Operations
Item 18. Description of Property.......................................Business-Properties
Item 19. Certain Relationships and
              Related Transactions.....................................Certain Transactions
Item 20. Market for Common Equity and Related
              Stockholder Matters......................................Market Information
Item 21.      Executive Compensation...................................Management-Executive Compensation
Item 22. Financial Statements..........................................Financial Statements
Item 23. Changes In and Disagreements
              With Accountants on Accounting
              and Financial Disclosure.................................Not Applicable

                                     PART II

Item 24.  Indemnification of Directors and Officers....................Indemnification of Directors and
              .........................................................Officers
Item 25.  Other Expenses of Issuance and Distribution..................Other Expenses of Issuance and
              .........................................................Distribution
Item 26.  Recent Sales of Unregistered Securities......................Recent Sales of Unregistered Securities
Item 27.  Exhibits.....................................................Exhibits
Item 28.  Undertakings.................................................Undertakings























SUBJECT TO COMPLETION, DATED _________, 2000

PROSPECTUS
                               E.A.J. Owings, Inc.

                        10,000,000 SHARES OF COMMON STOCK

         This prospectus covers the issuance of stock in connection with the spin-off by Eat At Joe's Ltd. ("Joe's") of 2.2% of the outstanding shares of common stock of E.A.J. Owings, Inc. ("Owings"), a Nevada corporation owned by Joe's to stockholders of Joe's.

         Joe's will accomplish the spin-off by distributing 220,000 shares or 2.2% of the Company's common stock owned by Joe's to holders of record at September 15, 2000 (date of record) of Joe's common stock. This spin-off will be accomplished through a distribution of one share of common stock of Owings for every two hundred shares of Joe's common stock owned on the date of record. Fractional shares which may result from this spin-off will rounded up to the nearest whole share.

         This prospectus also covers the resale, from time to time, of up to 9,780,000 shares of common stock of Owings, in the over-the-counter market, at prevailing market prices, at negotiated prices, or otherwise.

         Owings will not be receiving any proceeds from the sale of shares by the Selling Shareholders but will bear all of the expenses of the registration of the shares.

         Owing's common stock is not currently listed or quoted on any quotation medium.


SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is _________, 2000

                    [Place the following paragraph landscape across the left side of the page.] The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                                                           Page

Prospectus Summary.............................................................................................1
Selected Financial Data........................................................................................1
Risk Factors...................................................................................................3
Use of Proceeds................................................................................................9
Market Information.............................................................................................9
Selling Shareholders...........................................................................................9
Management's Discussion and Analysis of Financial Condition
         and Results of Operations............................................................................10
Business 14
Management....................................................................................................15
Certain Transactions..........................................................................................17
Description of Securities.....................................................................................18
Indemnification of Officers and Directors.....................................................................18
Transfer Agent, Warrant Agent and Registrar...................................................................18
Shares Eligible for Future Sale...............................................................................18
Plan Distribution.............................................................................................19
Legal Matters.................................................................................................19
Experts  .....................................................................................................19
Additional Information........................................................................................20


Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Owings. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Owings since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

                               PROSPECTUS SUMMARY

E.A.J. Owings, Inc.

Owings is a development stage company which was organized on May 21, 1998. It was formed originally to be a subsidiary of Eat at Joe's, Ltd. ("Joe's") to operating one of several restaurants owned by Joe's. During 1999, Owings changed its business plan specifically to be a "blank check" or "shell" corporation. The terms "blank check" or "shell" corporation are used to describe a company that either has no specific business plan or purpose or indicates that its business plan or purpose is to engage in a merger or acquisition with an unidentified company.

Owings will be seeking merger or acquisition candidates with which it can either merge or acquire. Owings has not selected any company for acquisition or merger and does not intend to limit potential acquisition candidates to any particular field or industry. At this time, Owings' plans are still in the conceptual stage.

The Offering

Owings previously issued 10,000,000 shares of its common stock to Joe's. This prospectus covers any resale of these shares.

Common Stock Registered for Resale.............................10,000,000 shares
Common Stock Outstanding prior to the Offering.................10,000,000 shares
Common Stock Outstanding after the Offering....................10,000,000 shares



                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and the Financial Statements, including the Notes thereto, included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2000 and 1999 and for the years ended December 31, 1999 and 1998 and the balance sheet data at June 30, 2000 and December 31,1999 are derived from the Company's Financial Statements, which have been audited by the Company's independent auditors, included elsewhere in this prospectus, and include all adjustments that Owings considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

BALANCE SHEET DATA:
                                                           June 30, December 31,
                                                             2000        1999
                                                           --------    --------

ASSETS .................................................   $   --      $   --
                                                           ========    ========

LIABILITIES - Parent Company advances ..................       --          --
                                                           --------    --------

STOCKHOLDERS EQUITY Common Stock - $.0005 par value ....
   50,000,000 shares authorized,
   10,000,000 shares  issued and outstanding ...........      5,000       5,000
Paid in Capital ........................................     64,411      64,411
Deficit Accumulated
During the Development Stage ...........................    (69,411)    (69,411)
                                                           --------    --------

     Total Stockholders' Equity ........................       --          --
                                                           --------    --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY ...................................   $   --      $   --
                                                           ========    ========

                          STATEMENT OF OPERATIONS DATA:

                                                                                                                      Cumulative
                                                                                                                         Since
                                                                                                                       Inception
                                            For the Six Months Ended                For the Year Ended                    of
                                                    June 30,                           December 31,                   Development
                                        ---------------------------------- --------------------------------------
                                             2000              1999               1999               1998                Stage
                                        ----------------  ---------------- ------------------- ------------------  -----------------
Revenues                                        $     -           $     -            $      -           $      -            $      -

Expenses
   General and administrative                         -                 -                   -              (100)               (100)
                                        ----------------  ---------------- ------------------- ------------------  -----------------

                                        ----------------  ---------------- ------------------- ------------------  -----------------
Net operating loss                                    -                 -                   -              (100)               (100)
                                        ----------------  ---------------- ------------------- ------------------  -----------------

Other Income (Expense)
   Loss on abandonment of assets                      -                 -            (69,311)                  -            (69,311)

Net Loss                                              -                 -            (69,311)              (100)            (69,411)
                                        ================  ================ =================== ==================  =================

Basic & Diluted loss per share                  $     -           $     -  $           (0.01)            $     -   $          (0.01)
                                        ================  ================ =================== ==================  =================


RISK FACTORS

Owings' business is subject to numerous risk factors. You should carefully consider the following risk factors, before investing in the shares.

OWINGS HAS NO OPERATING HISTORY, NO REVENUE, NO ASSETS AND OPERATES AT A LOSS.

Owings has no operating history or any revenues or earnings from operations. Owings has no significant assets or financial resources. Owings has operated at a loss to date and will, in all likelihood, continue to have operating expenses without corresponding revenues, at least until the consummation of a business combination. As of June 30, 2000, Owings had incurred expenses of approximately $69,400. Joe's has paid these expenses and has no expectation or agreement with Owings for reimbursement for those expenses. There is no assurance that Owings will ever be profitable.

OUR OFFICERS MAY HAVE CONFLICTS OF INTEREST WITH OWINGS BECAUSE OF ITS INVOLVEMENT IN OTHER BLANK CHECK COMPANIES.

The terms of any future business combination involving Owings may include Owings current management remaining directors or officers of Owings following the business combination. In the alternate, the terms of a business combination may provide for a payment by cash or securities to current management for its services. Current management would directly benefit from such employment or payment and these benefits may influence the choice of a target company. In addition, the articles of incorporation of Owings provide that Owings indemnify its officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, Owings' assets could be used or attached to satisfy any liabilities subject to indemnification.

In addition, Owings' current management has participated or is currently participating in other blank check companies which may compete directly with Owings.

As of the date of this prospectus, current management has been or currently is involved with 4 shell companies, all of which are or will be seeking business opportunities for mergers or acquisitions. Consequently, there are potential inherent conflicts of interest in current management's acting as officers and directors of Owings. Conflicts could also arise if Owings were to enter into any business combination with a company in which current management is involved. This type of business transaction is not an arm's-length transaction because of current management's potential involvement with both parties. While there is no Owings policy prohibiting such a transaction, Owings currently does not intend to engage in a business combination of this type.

Many states, including Nevada where Owings is incorporated, have enacted laws to address breaches of fiduciary duties of management when conflicts of interest become problematic. Shareholders' pursuit of remedies under state laws can be prohibitively expensive and time consuming. Thus, as a potential investor, any investment in Owings could be unprofitable.

OUR PROPOSED OPERATIONS ARE SPECULATIVE AND MAY NOT RESULT IN ANY PROFIT TO ANY INVESTORS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the not-yet-identified target company. While Owings will seek a business combination with an entity having established an operating history, we cannot guarantee that we will be successful in locating candidates meeting this criteria. In the event Owings does complete a business combination, the success of our operations will be dependent upon the management of the target company and numerous other factors beyond our control. There is no assurance that Owings can identify a target company and consummate a business combination.

OWINGS' STOCK IS PROBABLY PENNY STOCK AND THE PURCHASE OF PENNY STOCKS CAN BE UNPREDICTABLE AND UNPROFITABLE FOR INVESTORS.

In the event that a public trading market develops for our shares following a business combination, the shares will probable be classified as a "penny stock" depending upon their market price and the manner in which they are traded. The Securities Exchange Act of 1934 defines a "penny stock" as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. There are cumbersome rules for transactions involving a penny stock. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus you may lose your entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

OWINGS WILL ENTER A MARKET WHERE THERE IS A SCARCITY OF, AND SIGNIFICANT COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS.

Owings is and will continue to be a very small participant in the business of seeking mergers with and acquisitions of business entities.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Owings' management believes that there are numerous firms seeking the benefits of a publicly traded corporation like Owings. The perceived benefits of a publicly traded corporation include:

     * facilitating or improving the terms on which additional equity financing may be sought;
     *    providing liquidity for the principals of a business;

     * creating a means for providing incentive stock options or similar benefits to key employees;
     *    providing liquidity for all shareholders; and,
     *    other factors.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

A large number of established and well-financed companies, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Owings. Nearly all of these other participants have greater financial resources, technical expertise and managerial capabilities than Owings. Consequently, Owings will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Owings will also compete with numerous other small public companies in seeking merger or acquisition candidates.

CURRENTLY, WE DO NOT HAVE AN AGREEMENT FOR A BUSINESS COMBINATION WITH OWINGS AND WE DO NOT HAVE ANY MINIMUM REQUIREMENTS FOR A BUSINESS COMBINATION. AS AN INVESTOR, YOU SHOULD KNOW THAT WE ARE AT THE VERY EARLY STAGES OF THIS PROCESS.

Owings has no current arrangement, agreement or understanding with respect to engaging in a business combination with any specific entity. We cannot guarantee that Owings will be successful in identifying and evaluating any suitable business opportunities or in concluding a business combination. We have not selected any particular industry or specific business within an industry as a potential target company. Owings has not established any criteria, including a specific length of operating history or a specified level of earnings, assets, and/or net worth, which it will require a target company to have achieved, or without which Owings would not consider a business combination with such business entity. Accordingly, Owings may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. We cannot assure you that Owings will be able to negotiate a business combination on terms favorable to Owings.

WE MAY BE DELAYED OR PRECLUDED FROM AN ACQUISITION BECAUSE OF THE REPORTING REQUIREMENTS TO WHICH OWINGS WILL BE SUBJECT.

Under the requirements of the Securities Exchange Act of 1934, Owings will be required to provide information about acquisitions. This will include audited financial statements of the acquired company which must be furnished within 75 days following the effective date of a business combination. The target company will have the obligation and the cost of obtaining audited financial statements. The additional time and expense for some potential target companies to prepare audited financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition.

In addition, even if a target company agrees to obtain audited financial statements within the required time frame, these audited financials may not be available to Owings before agreeing to be a business combination. In cases where audited financials are unavailable, Owings will have to rely upon unaudited information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with this business entity might prove to be an unfavorable one for Owings.

WE LACK THE MARKET RESEARCH AND MARKETING ORGANIZATION WHICH MIGHT ATTRACT A POTENTIAL BUSINESS COMBINATION.

Owings has not conducted, and others have not made available to Owings, market research indicating that demand exists for the transactions we contemplate. Even in the event demand exists for a transaction of the type contemplated by Owings, there is no assurance Owings will be successful in completing any such business combination.

WE LIKELY WILL HAVE A CHANGE IN CONTROL AND MANAGEMENT FOLLOWING A BUSINESS COMBINATION. IF THIS HAPPENS CURRENT MANAGEMENT WILL NOT BE INVOLVED IN THE MANAGEMENT OF YOUR INVESTMENT.

A business combination involving the issuance of Owings' common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Owings. As a condition of the business combination agreement, Joe's may agree to sell or transfer all or a portion of its common stock to provide the target company with all or majority control of Owings. The resulting change in control of Owings will occur without your vote and will likely result in removal of Owings' current management and a corresponding reduction in or elimination of its participation in the future affairs of Owings. This might or might not affect the value of your investment.

A BUSINESS COMBINATION WILL POSSIBLY INVOLVE THE ISSUANCE OF MORE COMMON STOCK WHICH WOULD DILUTE THE VALUE OF YOUR SHARES IN OWINGS.

A business combination ordinarily will involve the issuance of a significant number of additional shares of Owings' common stock. Depending upon the value of the assets acquired in the business combination, the per share value of Owings' common stock may increase or decrease, perhaps significantly.

SHAREHOLDERS MIGHT BE REQUIRED TO SELL THEIR SHARES AT A LOWER PRICE UPON A BUSINESS COMBINATION.

As part of any transaction, the acquired company may require that Joe's or other shareholders of Owings sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. The sales price of these shares may be lower than the anticipated market price of Owings' common stock at that time. Owings shareholders will not be provided the opportunity to approve or consent to such sale.

Management may actively negotiate for the purchase of Joe's' common stock as a condition to or in connection with a proposed merger or acquisition transaction. Any terms of a sale of Joe's' shares may not be afforded to other shareholders of Owings. The opportunity to sell all or a portion of Joe's' shares in connection with an acquisition may influence Managements decision to enter into a specific transaction. However, Management believes that since the anticipated sales price will potentially be less than market value, the potential of a stock sale will be a material factor in any decision to enter a specific transaction. This description of potential sales of Joe's' stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. No other payments of cash or property are expected to be received by Management in connection with any acquisition.

THERE ARE STATE REGULATIONS WHICH MIGHT AFFECT THE TRANSFERABILITY OF OWINGS' SHARES.

Owings has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

SEC and "blue sky" laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies, or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     * not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;
     * not eligible for the transactional exemption from registration for non-issuer transactions by a registered broker-dealer;
     * not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;
     * not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;
     * required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or
     * not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies, or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on offerings by blank check companies (or companies meeting such a definition, i.e., having no current business operations and no specific business plan or purpose) have been adopted in:

         Alaska            Maryland         Tennessee
         Arkansas          New Mexico       Texas
         California        Ohio             Utah
         Delaware          Oklahoma         Vermont
         Florida           Oregon           Washington
         Georgia           Pennsylvania
         Idaho             Rhode Island
         Indiana           South Carolina
         Nebraska          South Dakota

Owings' selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. Owings has no current plan to register its shares in any state and does not anticipate doing so until after the consummation of a merger or acquisition, after which it will no longer be classified as a blank check company. Owings has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

A BUSINESS COMBINATION MAY RESULT IN UNFAVORABLE TAX TREATMENT FOR OWINGS WHICH WILL INCREASE ITS BUSINESS COST AND DECREASE ANY RETURN TO INVESTORS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Owings may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Owings intends to structure any business combination so as to minimize the federal and state tax consequences to both Owings and the target company. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction and their shareholders.

                           FORWARD-LOOKING INFORMATION

Some of the statements contained in the prospectus summary and throughout this prospectus regarding matters that are not historical facts, such as statements regarding Owings' growth strategy, are forward-looking statements as such term is defined in the Securities Act of 1933. Since these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business," as well as those discussed throughout in this prospectus.

                                 USE OF PROCEEDS

The principal purpose of this registration statement is to create a more liquid public market for Owings' common stock. Upon the effectiveness of this registration statement, all of Owings' outstanding shares of common stock will be registered for resale under the Securities Act. While Owings will bear the expenses of the registration of the shares, Owings will not realize any proceeds from any actual resales of the shares that might occur in the future. All proceeds from any resale will be received by the Selling Shareholders.

                               MARKET INFORMATION

Owings' common stock is not listed or quoted at the present time, and there is no present public market for Owings' common stock. There can be no assurance that a public market for Owings' common stock will ever develop.

Dividend Policy

Owings has never declared or paid cash dividends on its capital stock. Owings currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

Holders

As of the date of this prospectus, there is 1 shareholder of record.

                              SELLING SHAREHOLDERS

The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom Owings is registering shares for resale to the public. The shares listed in the table were issued to Joe's. for cash at $.0005 (par value) per share. There are no known relationships between any of the shareholders, or Owings' Management, except that Joseph Fiore (Chairman and Chief Executive Officer and Secretary of Owings) also serves as Chairman and Chief Executive Officer of Joe's; Amanda Johnson (Secretary of Owings) is employed by Joe's; and Tim Matula (Director of Owings) serves as a Director of Joe's.


                                                                                                    Maximum No.
                                                            Method of            Shares              of Shares
                                                            Original          Beneficially          to be Sold
                                          Date of            Issuance             Owned              Pursuant
              Name of                    Original        (i.e. purchase,        Prior to              to this
          Security Holder                  Issue           gift, etc.)          Offering            Prospectus
------------------------------------ ------------------ ------------------ -------------------- --------------------

Eat at Joe's, Ltd.  (1)                  05/21/98         Purchase (2)       10,000,000 (3)       10,000,000 (3)


     (1)  Eat at Joe's, Ltd. is the sole shareholder of Owings

     (2) These shares were issued in reliance on Section 4(2) of the Securities Act. In consideration of Eat at Joe's, Ltd. contributing $5,000 toward the organizational expenses of Owings, Owings issued Eat at Joe's, Ltd. 100% of Owings' outstanding common stock.

     (3)  Restricted shares.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the Selling Shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The Selling Shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the Selling Shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The Selling Shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND PLAN OF OPERATIONS

We ask that you read the following discussion in conjunction with Owings' Consolidated Financial Statements, including the accompanying notes thereto, which appear elsewhere in this prospectus.

Company Overview

Owings has been in the developmental stage since its inception on May 21, 1998 and has no operations to date. Owings' common stock is not listed on any recognized exchange or quoted on any quotation medium. We can not assure you that Owings will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a trading market.

Plan Of Operations - General

Owings plans to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation. At this time, Owings has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and Owings has not identified any specific business or company for investigation and evaluation. Management of Owings has not had any material discussions with any company with respect to Owings' acquisition of that company.

Owings will not restrict its search to any specific business, industry or geographical location, and Owings may participate in a business venture of virtually any kind or nature. Our discussion of the proposed business of Owings is purposefully general and is meant to demonstrate Owings' virtually unlimited discretion to search for and enter into potential business opportunities.

Sources Of Opportunities

Owings does not intend to actively seek out investors. Rather, Owings seeks to merge with or acquire assets or shares of an entity which is already actively engaged in a business that generates revenues, in exchange for Owings' common stock. Management expects that upon successful regulatory clearance of this Registration Statement on Form SB-2, it will be contacted by a number of target companies.

In addition, Owings anticipates that business opportunities will be referred to Owings by various sources, including Management, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. Owings will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of Management as well as indirect associations between Management and other business and professional people. We can not predict the number of individuals or companies who may approach Management about Owings.

Owings will not enter into a business combination with a company in which Management or its affiliates or associates has a current ownership interest. However, there is no policy, corporate bylaw or shareholder resolution prohibiting Owings from merging or acquiring a business, asset or company in which any potential promoter, affiliate or associate of Owings or Management has any direct or indirect ownership.

Owings does not currently plan to engage professional firms specializing in business acquisitions or reorganizations; however Owings has not formulated any policy regarding the use of consultants or outside advisors. In addition, Owings has not, and does not intend to, advertise in search of business opportunities. However, Owings may, in the future, advertise and promote Owings in financial newspapers, magazines and on the Internet.

Owings has, and will continue to have, insufficient capital with which to provide the owners of potential target companies with any significant cash or other assets. However, Management believes Owings will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The target company will also incur significant legal and accounting costs in connection with the business combination including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents. However, Management has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Evaluation Of Opportunities

The analysis of new business opportunities will be undertaken by, or under the supervision of, Management, who may not be considered professional business analysts. Management will be the key persons in the search, review and negotiation with potential acquisition or merger candidates. While Management likely has no quantifiable experience in the businesses of any particular target companies that may be reviewed, management has experience in managing development stage companies similar to Owings. Management will rely upon its own efforts in accomplishing the business purposes of Owings. Management is currently employed in other positions and will devote only a nominal portion of their time to the business affairs of Owings, until such time as an acquisition has been determined to be highly favorable. After that time, however, Management expects to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for their time, Management may grant priority to their other positions rather than to Owings.

Management will consider the following matters in analyzing prospective business opportunities:

     * the available technical, financial and managerial resources; working capital and other financial requirements of the target; Cabthe target's history of operations, if any;
     *    the target's prospects for the future;
     *    the present and expected competition in the target's industry;
     * the quality and experience of management services which may be available and the depth of that management within the target;
     * the potential for further research, development or exploration in the target's industry;
     * specific risk factors which may be anticipated to impact the proposed activities of Owings;
     *    the potential for growth or expansion and profit;
     * the perceived public recognition or acceptance of products, services or trades of the target and the industry and brand or name identification; and
     *    all other relevant factors.

Management and/or its legal and financial advisers intend to meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Owings intends to utilize written reports and personal investigation to evaluate the above factors. Owings will not acquire or merge with any company for which audited financial statements cannot be obtained.

Management is currently involved in promoting approximately 4 blank check companies, none of which have registered their shares with the SEC under the Securities and Exchange Act of 1934. All of these companies are in various stages of searching for merger or acquisition opportunities, and thus, there are potential inherent conflicts of interest in Management's as officers and directors of Owings and these other companies.

Owings does not currently have a right of first refusal pertaining to opportunities that come to Management's attention insofar as such opportunities may relate to Owings' proposed business operations. Management will consider merger and/or acquisition opportunities and intends to make them available to Owings and the companies that it is affiliated with on an equal basis and in its sole discretion. Owings has not adopted any conflict of interest policy with respect to these types of transactions. If a situation arises in which more than one company with which Management is involved desires to merge with or acquire a specific target company and the principals of the proposed target company have no preference as to which company will merge or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

Acquisition Of Opportunities

Owings does not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties. However, as is customary in the industry, Owings may pay a finder's fee for persons locating and introducing an acquisition prospect. In the event Owings consummates a transaction with an entity introduced by a finder, we may compensate the finder for the referral in the form of a finder's fee. If a finder's fee is paid, we anticipate that the finder's fee will be either in the form of restricted common stock issued by Owings as part of the terms of the proposed transaction, or in the form of cash consideration.

If the finder's fee is paid in the form of common stock, the Board of Directors will approve this issuance. If the finder's fee is in the form of cash, the payment will have to be tendered by the acquisition or merger candidate because Owings has insufficient cash available to make any fee payment. If any such fee is paid, it will be approved by Owings' Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the dollar amount involved. These fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.

In implementing a structure for a particular business acquisition, Owings may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with the target corporation. Except as may be required by state or federal securities law applicable to the particular form of transfer, Owings does not intend to provide Owings' shareholders with any complete disclosure documents, including a proxy statement and/or audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

Owings will probably not have sufficient funds to undertake any significant development, marketing and manufacturing of any products which it may acquire. Owings does not intend to raise any funds, via private placement or otherwise, prior to the effectiveness of a merger or acquisition. Upon the merger or acquisition, Owings intends to obtain funds in one or more private placements to finance the operation of the acquired business. Persons purchasing securities in these placements and other shareholders may not have the opportunity to participate in the decision relating to any acquisition.

Owings' proposed business is sometimes referred to as a blank check because any investors will entrust their investment to Owings' management before they have a chance to analyze any ultimate use to which their money may be put. Accordingly, Owings would probably be required to give up a substantial portion of its interest in any acquired product. We cannot assure you that Owings will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We believe that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial time, attention and costs for accountants, attorneys and others. If Owings and/or the target business decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.

Liquidity And Capital Resources

Owings has never previously undertaken an offering of its common stock. Joe's has contributed all current expenses of Owings. Owings has no assets, no liquidity and no capital resources.

                                    BUSINESS

The Company

Since its formation on May 21, 1998, Owings has not engaged in any operations other than organizational matters. It was formed originally to be a subsidiary of Joe's to operating one of several restaurants owned by Joe's. During 1999, Owings changed its business plan specifically to be a "blank check" or "public shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets.

Properties

Owings has a working agreement with one of its shareholders for use of office space, telephones and secretarial services supplied free of charge to Owings. Owings has no property.

Competition

Owings is an insignificant participant which competes among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than Owings in this field. In view of Owings' limited financial resources and management availability, Owings continues to be at a significant competitive disadvantage.

Regulation And Taxation

Owings intends to structure a merger or acquisition in such a manner as to minimize federal and state tax consequences to Owings and to any target company.

Patents

Owings owns no patents and no Internet domain names.

Employees

Owings has no full-time or part-time employees. Management, has agreed to allocate a nominal portion of its time to the activities of Owings without compensation.

Legal Proceedings

Owings is not subject to any pending litigation, legal proceedings or claims.

                                   MANAGEMENT

Executive Officers, Key Employees And Directors

The members of the Board of Directors of Owings serve until the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Currently,  there are three executive  officers,  key employees and directors of
Owings:

         Name              Age      Position

Joseph Fiore               39       President, CEO & Director

Amanda Johnson             __       Secretary

Tim Matula                 39       Treasurer

Joseph Fiore was Chairman and Chief Executive Officer and Secretary of Owings since its formation to present. Mr. Fiore has been Chairman and Chief Executive Officer of Eat at Joe's, Ltd. since October, 1996. In 1982, Mr. Fiore formed East Coast Equipment and Supply Co., Inc., a restaurant supply company that he still owns. Between 1982 and 1993, Mr. Fiore established 9 restaurants (2 owned and 7 franchised) which featured a 1950's theme restaurant concept offering a traditional American menu.

Amanda Johnson came to work for Eat at Joe's, Ltd. in June 1998 after graduating from the State University of New York at Plattsburg in May 1998. She oversees the Eat at Joe's, Ltd.'s investor relations and public relations. In addition, Ms. Johnson assists in new business development for Eat at Joe's, Ltd.

Tim Matula currently serves as a Director of Eat at Joe's, Ltd. Mr. Matula joined Shearson Lehman Brothers as a financial consultant in 1992. In 1994 he joined Prudential Securities and when he left Prudential in 1997, he was Associate Vice President, Investments, Quantum Portfolio Manager.

The following chart summarizes certain information concerning the blank check companies with which members of Owings Management are directors or officers and which have filed or intend to file a registration statement with the SEC.

                                                     Inc.             Form SB-2
Company Name                                         State            File Date          SEC File No.       Merger Info-
---------------------------------------------  ------------------ ------------------- ------------------- ------------------
E.A.J. Cherry Hill, Inc.                            Nevada               N/A                 N/A                 N/A
E.A.J. Echelon, Inc.                                Nevada               N/A                 N/A                 N/A
E.A.J. Innerharbor, Inc.                            Nevada               N/A                 N/A                 N/A
E.A.J. Owings, Inc.                                 Nevada               N/A                 N/A                 N/A

Executive Compensation

No employment compensation is paid or anticipated to be paid by Owings. Owings has no understandings or agreements, preliminary or otherwise, in regard to executive compensation. Its management does not receive any compensation for duties. Management has not received any compensation for its services rendered to Owings and is not accruing compensation. As of the date of this prospectus, Owings has no funds available to pay officers and directors.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Owings for the benefit of any employees.

Employment Agreements

Owings has no employment agreements with any persons.

Principal Shareholders

The following table presents certain information regarding beneficial ownership of Owings' Common Stock as of June 30, 2000, by (i) each person known by Owings to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of Owings, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                      # of
Name and Address               Nature of              Shares
of Beneficial Owners           Ownership              Owned              Percent
Directors
Eat at Joe's Ltd.             Common Stock           10,000,000          100%

All Executive Officers        Common Stock                    0 (1)        0%
and Directors as a Group
  (3 persons)

(1)abJoe Fiore owns approximately 10% of Eat at Joe's Ltd.

                              CERTAIN TRANSACTIONS

On May 21, 1998, Owings issued a total of 100 shares of its common stock to Eat at Joe's, Ltd. in consideration of contributing $5,000 toward the organizational expenses of Owings. On September 14, 2000, pursuant to a corporate reorganization, Owings changed its domicile to Nevada, and changed its authorized number of shares to 50,000,000, its issued shares to 10,000,000, and the par value to $.0005 for Owings' common stock. See "Selling Shareholders."

Under Rule 405 promulgated under the Securities Act of 1933, Management may be deemed to be promoters of Owings. No other persons are known to management that would be deemed to be promoters.

                            DESCRIPTION OF SECURITIES

Each shareholder of common stock, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on. The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Owings present in person or represented by proxy is required. Owings' By-Laws do not provide for cumulative voting or preemptive rights.

There are no outstanding options or warrants of any kind for Owings' common stock.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Business Associations Act, a company's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, it cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

Owings' by-laws provide that Owings shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at Owings request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s).

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, TX 75001.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon the effectiveness of this registration statement, Owings will have 10,000,000 shares of common stock outstanding and registered for resale by the Selling Shareholders in accordance with the Securities Act of 1933.

Prior to this offering, no public trading market has existed for Owings' shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for Owings' common stock.

                              PLAN OF DISTRIBUTION

To our knowledge, none of the Selling Shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the Selling Shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Owings has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of Owings' common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify Owings' common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers.

Owings' selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. Owings has no current plan to register its shares for offer and sale within any state. Owings does not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. Owings has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

Owings does not have lock-up agreements with its shareholders affirming that they will not sell their respective shares until such time as Owings has successfully consummated a merger or acquisition and Owings is no longer classified as a blank check company.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Owings by Daniels McGowan & Associates, 1201 Allen Market Lane, Suite 200, St. Louis, MO 63104

                                     EXPERTS

The Financial Statements and schedules of Owings as of June 30, 2000 and December 31, 1999, and for the six month periods ended June 30, 2000 and 1999 and for the two years ended December 31, 1999 and 1998 included in this prospectus and elsewhere in the Registration Statement have been audited by Robinson, Hill & Co., independent public accountants for Owings, as set forth in its report herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

Owings has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the shares. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Owings will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants..............................................................F-1
Balance Sheets,
  June 30, 2000 and December 31, 1999...........................................................................F-2
Statements of Operations, For The Years Ended
   December 31, 1999 and 1998, and
   For The Six Months Ended June 30, 2000 and 1999..............................................................F-3
Statement of Changes in Stockholders' Equity,
   Since May 21, 1998 (Inception) to June 30, 2000..............................................................F-4
Statements of Cash Flows, For The Years Ended
   December 31, 1999 and 1998, and
   For The Six Months Ended June 30, 2000 and 1999..............................................................F-5
Notes to Financial Statements...................................................................................F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
E.A.J. Owings, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheets of E.A.J. Owings, Inc. (a development stage company) (a Maryland corporation) as of June 30, 2000 and December 31, 1999 and the related statements of operations and cash flows for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999, and 1998 and the statement of changes in stockholders' equity from May 21, 1998 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E.A.J. Owings, Inc. (a development stage company) as of June 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

                                                    Respectfully submitted,

                                                    /S/ ROBISON, HILL & CO
                                                    ----------------------------
                                                    Certified Public Accountants

Salt Lake City, Utah
August 14, 2000

                               E.A.J. OWINGS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                      JUNE 30, 2000, AND DECEMBER 31, 1999



                                                           June 30, December 31,
                                                             2000        1999
                                                           --------    --------
ASSETS
Current Assets:
Cash and cash equivalents ..............................   $   --      $   --
                                                           --------    --------

     Total Current Assets ..............................       --          --

Fixed Assets:
Leasehold Improvements .................................       --          --

     Total Assets ......................................   $   --      $   --
                                                           ========    ========

LIABILITIES
Current Liabilities:
Accounts payable & accrued liabilities .................       --          --
                                                           --------    --------

     Total Liabilities .................................       --          --
                                                           --------    --------


STOCKHOLDERS EQUITY
Common Stock - $.0005 par value
   50,000,000 shares authorized,
   10,000,000 shares  issued and outstanding ...........      5,000       5,000
Paid in Capital ........................................     64,411      64,411
Deficit Accumulated
During Development Stage ...............................    (69,411)    (69,411)
                                                           --------    --------

     Total Stockholders' Equity ........................       --          --
                                                           --------    --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY ...................................   $   --      $   --
                                                           ========    ========



   The accompanying notes are an integral part of these financial statements.

                               E.A.J. OWINGS, INC.
             (A Development Stage Company) STATEMENTS OF OPERATIONS
              FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999, AND 1998




                                                                              Cumulative
                                                                                Since
                                                                               Inception
                            For the Six Months Ended     For the Year Ended       of
                                        June 30,             December 31,      Development
                                   ------------------    --------------------  --------
                                     2000      1999        1999        1998     Stage
                                   -------   --------    --------    --------  --------

Revenues .......................   $  --     $  --     $   --      $   --      $   --

Expenses
   General and administrative ..      --        --         --          (100)       (100)
                                   -------   --------    --------    --------  --------

Net operating loss .............      --        --         --          (100)       (100)
                                   -------   --------    --------    --------  --------

Other Income (Expense)
   Loss on abandonment of assets      --        --      (69,311)       --       (69,311)

Net Loss .......................      --        --      (69,311)       (100)    (69,411)
                                   =======   =======   ========    ========    ========

Loss Per Common Share: .........   $  --     $  --     $  (0.01)   $   --      $  (0.01)
                                   =======   =======   ========    ========    ========












   The accompanying notes are an integral part of these financial statements.

                               E.A.J. OWINGS, INC.
   (A Development Stage Company) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 SINCE MAY 21, 1998 (INCEPTION) TO JUNE 30, 2000



                                                                              Deficit
                                                                            Accumulated
                                                                               During
                                            Common Stock          Paid in    Development
                                       -----------------------
                                         Shares       Amount       Capital       Stage
                                       ----------   ----------   ----------   ----------

Balances at May 21, 1998 (Inception)   10,000,000   $    5,000   $     --     $     --
Capital Contributed by Shareholder .         --           --         63,929         --
Net loss for the year ..............         --           --           --           (100)
                                       ----------   ----------   ----------   ----------

Balances at December 31, 1998 ......   10,000,000        5,000       63,929         (100)
Capital Contributed by Shareholder .         --           --            482         --
Net loss for the year ..............         --           --           --        (69,311)
                                       ----------   ----------   ----------   ----------

Balance at December 31, 1999 .......   10,000,000        5,000       64,411      (69,411)
Net loss for the year ..............         --           --           --           --
                                       ----------   ----------   ----------   ----------

Balance at June 30, 2000 ...........   10,000,000   $    5,000   $   64,411   $  (69,411)
                                       ==========   ==========   ==========   ==========

















   The accompanying notes are an integral part of these financial statements.

                               E.A.J. OWINGS, INC.
             (A Development Stage Company) STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999, AND 1998


                                                                                                    Cumulative
                                                                                                       Since
                                                                                                     Inception
                                                  For the Six Months Ended    For the Year Ended         of
                                                              June 30,            December 31,       Development
                                                          -----------------   --------------------    --------
                                                            2000      1999      1999        1998       Stage
                                                          -------   -------   --------    --------    --------
Cash Flows From Operating Activities
   Net loss for the period ............................   $  --     $  --     $(69,311)   $   (100)   $(69,411)
   Loss on abandonment of assets ......................      --        --       69,311        --        69,311
Adjustments to reconcile net loss to net cash
   Provided by operating activities
     Decrease in accounts payable & accrued liabilities      --        --         --          --          --
     Increase in Parent Company advances ..............      --        --         --          --          --
                                                          -------   -------   --------    --------    --------

Net Cash Provided by (Used in) Operating Activities ...      --        --         --          (100)       (100)
                                                          -------   -------   --------    --------    --------

Cash Flows From Operating Activities
  Purchase of Leasehold Improvements ..................      --        --         (482)    (68,829)    (69,311)
                                                          -------   -------   --------    --------    --------
Net Cash Provided by Investing Activities .............      --        --         (482)    (68,829)    (69,311)
                                                          -------   -------   --------    --------    --------


                               E.A.J. OWINGS, INC.
             (A Development Stage Company) STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1999, AND 1998

                                                                                                   Cumulative
                                                                                                      Since
                                                                                                    Inception
                                                     For the Six Months Ended   For the Year Ended     of
                                                                June 30,           December 31,     Development
                                                            -----------------   ------------------
                                                             2000      1999       1999       1998     Stage
                                                            -------   -------   --------   -------   -------

Cash Flows From Financing Activities
 Common Stock Issued for Cash ...........................      --        --         --       5,000     5,000
 Parent Company Advances ................................      --        --          482    63,929    64,411
                                                            -------   -------   --------   -------   -------
Net Cash Provided by Financing Activities ...............      --        --          482    68,929    69,411
                                                            -------   -------   --------   -------   -------

Increase in Cash ........................................      --        --         --        --        --
Cash at beginning of period .............................      --        --         --        --        --
                                                            -------   -------   --------   -------   -------

Cash at End of Period ...................................   $  --     $  --     $   --     $  --     $  --
                                                            =======   =======   ========   =======   =======

Supplemental Disclosure of Interest and Income Taxes Paid

   Interest paid for the period .........................   $  --     $  --     $   --     $  --     $  --
                                                            =======   =======   ========   =======   =======
   Income taxes paid for the period .....................   $  --     $  --     $   --     $  --     $  --
                                                            =======   =======   ========   =======   =======



   The accompanying notes are an integral part of these financial statements.

                               E.A.J. OWINGS, INC.
          (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999, AND 1998
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This  summary  of  accounting  policies  for  E.A.J.  Owings,  Inc.  (a development stage company) ("The Company") is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

         The Company was incorporated on May 21, 1998, under the laws of the State of Maryland. The Company changed its domicile to Nevada through a corporate reorganization on September 14, 2000. Since May 21, 1998, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

         The Company has no products or services as of June 30, 2000. The Company was organized originally to be a subsidiary of Eat at Joe's, Ltd. ("Joe's") to operating one of several restaurants owned by Joe's. During 1999, the Company changed its business plan specifically to be a "blank check" or "shell" corporation. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Amortization

         Organization costs have been expenses in accordance with Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" (SOP 98-5).

                               E.A.J. OWINGS, INC.
          (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999, AND 1998
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                   (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the its cash balances with one financial institution, in the form of demand deposits.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Earnings (Loss) Per Share

         The reconciliations of the numerators and denominators of the basic earnings per share computations are as follows:


                                        For the Year Ended 1999                    For the Year Ended 1998
                              -----------------------------------------  -------------------------------------------

                                                              Per Share                                Per Share
                                  Income         Shares        Amount        Income        Shares        Amount
                              -----------------------------------------  -------------------------------------------
Basic EPS
Income available to
common shareholders                $(69,311)   10,000,000   $  (0.01)     $  (100)    10,000,000      $    -
                              =========================================  ===========================================


                               E.A.J. OWINGS, INC.
          (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999, AND 1998
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                   (Continued)



Earnings (Loss) Per Share (Continued)

                                       For the Six Months Ended                   For the Six Months Ended
                                             June 30, 2000                              June 30, 1999
                              -----------------------------------------  -------------------------------------------

                                                              Per Share                                Per Share
                                  Income         Shares        Amount        Income        Shares        Amount
                              -----------------------------------------  -------------------------------------------
Basic EPS
Income available to
common shareholders               $  -        10,000,000       $    -      $    -        10,000,000     $    -
                              =========================================  ===========================================

     The effect of outstanding common stock equivalents would be anti-dilutive for June 30, 2000 and 1999 and December 31, 1999 and 1998 and are thus not considered.

NOTE 2 - INCOME TAXES

         As of June 30, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $69,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

         As of June 30, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

                               E.A.J. OWINGS, INC.
          (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999, AND 1998
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                   (Continued)


NOTE 5 - RELATED PARTY TRANSACTIONS

         The Company utilized office space that is shared with companies controlled by an officer of the Company.

NOTE 6 - SUBSEQUENT EVENTS

         On September 14, 2000, the Company agreed to a plan of reorganization. Pursuant to the plan of reorganization, the Company changed its domicile to Nevada, its name to E.A.J. Owings, Inc., its authorized shares to 50,000,000, its issued shares to 10,000,000, and its par value to $.0005. All references in the accompanying financial statements to the Company and its common stock reflect the changes due to the reorganization.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Business Associations Act, a company's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, it cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

Owings' by-laws provide that Owings shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at Owings request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s).

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

Owings estimates that expenses in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................................$    100
Printing and engraving expenses........................................$  2,000*
Accounting fees and expenses...........................................$  3,000*
Legal fees and expenses (other than Blue Sky)..........................$ 15,000*
Blue sky fees and expenses (including legal and filing fees)...........$  1,000*
Miscellaneous..........................................................$  1,000*
         Total.........................................................$ 22,100*

*Estimated Amounts.

All expenses of the registration of the shares will be borne by Owings.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Owings within the past three years and were not registered under the Securities Act.

In connection with organizing Owings, on May 21, 1998, Eat at Joe's, Ltd. was issued a total of 100 shares of Common Stock, pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers, directors, and individuals with a relationship to Company officers and directors. On September 14, 2000, pursuant to a corporate reorganization, Owings changed its domicile to Nevada and changed the authorized number of shares to 50,000,000, issued shares to 10,000,000, and the par value to $.0005 for Owings' common stock. As a result 100 shares were canceled and 10,000,000 shares were issued.

ITEM 27. EXHIBITS

(a)  The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER   DESCRIPTION

         *3.1              Articles of Incorporation of Owings
         *3.2              By-Laws
         *4.1              Form of Common Stock Certificate
         *5.1              Opinion of Rick Daniels, Esquire
         *23.1             Consent of Robinson, Hill & Co.
         *23.2             Consent of Rick Daniels, Esquire
                           (included as part of Exhibit 5.1)
         *27.1             Financial Data Schedule
                  * To be filed by amendment.

ITEM 28. UNDERTAKINGS

(a)  The undersigned Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

          i Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          ii Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

          iii Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Owings pursuant to the foregoing provisions, or otherwise, Owings has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Owings of expenses incurred or paid by a director, officer or a controlling person of Owings in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Owings will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Scarsdale, state of New York, on November 2, 2000.


E.A.J. Owings, Inc.


BY: /s/ Joseph Fiore
---------------------
Joseph Fiore,
President/CEO/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE            DATE

/s/ Joseph Fiore           President/        November 2, 2000
----------------
Joseph Fiore               CEO/Director

/s/ Amanda Johnson         Secretary         November 2, 2000
------------------
Amanda Johnson

/s/ Tim Matula             Director          November 2, 2000
--------------
Tim Matula